EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

STATEMENT

In connection with the comprehensive annual and quarterly report on Form 10-K of Haber, Inc. (the "Company") for the fiscal years ended May 31, 2007, 2006, 2005, 2004 and 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Peter R. D’Angelo, as Executive Vice President, Chief Financial Officer  and Secretary of the Company, hereby certifies, to such officer's knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: March 5, 2008	/s/ Peter R. D’Angelo
Peter R. D’Angelo
Executive Vice President, Chief
Financial Officer and Secretary

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.